EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 27, 2017) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and nine months ended September 30, 2017.
Southside reported net income of $14.5 million for the three months ended September 30, 2017, an increase of $1.6 million, or 12.8%, compared to $12.9 million for the same period in 2016. Southside reported net income of $44.0 million for the nine months ended September 30, 2017, an increase of $6.2 million, or 16.4%, compared to $37.8 million for the same period in 2016.
Diluted earnings per common share were $0.49 for the three months ended September 30, 2017, an increase of $0.01, or 2.1%, compared to $0.48 for the three months ended September 30, 2016. For the nine months ended September 30, 2017, diluted earnings per common share increased $0.10, or 7.2%, to $1.49 when compared to $1.39 for the same period in 2016.
The return on average shareholders’ equity was 10.87% for both the nine months ended September 30, 2017 and 2016.  The return on average assets was 1.05% for the nine months ended September 30, 2017, compared to 0.98% for the same period in 2016.
“Strong third quarter financial performance resulted from a continued focus on our business model of serving our customers’ needs, quality loan growth and continued cost containment,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Similar to the second quarter, we experienced solid loan growth of $72.6 million, or 2.8%, on a linked quarter basis while maintaining strong asset quality ratios as evidenced by our nonperforming assets to total assets ratio of 0.17%. During the third quarter our efficiency ratio reached a new low of 49.99%, while our efficiency ratio for the nine months ended September 30, 2017 declined to 50.62% from 54.78% for the same period in 2016. Net income of $14.5 million during the third quarter included $365,000 of merger related expenses, net of tax, and $49,000 net of tax expense associated with branch closures.”
“During the third quarter we decreased the securities portfolio $121 million on a linked quarter basis. As long term interest rates decreased during August and into September, we sold selected, mostly longer duration securities.”
“The shareholders of Diboll Bancshares, Inc. ("Diboll") have approved the merger with Southside and we have received the required approval from two of our three regulators. We still anticipate closing the merger sometime during the fourth quarter.”
Loans and Deposits
For the nine months ended September 30, 2017, total loans increased by $126.2 million, or 4.9%, compared to December 31, 2016.  The net increase in our loans was comprised primarily of increases of $127.7 million of commercial real estate loans, $40.3 million of construction loans, and $23.7 million of municipal loans, which were partially offset by decreases of $28.1 million of 1-4 family residential loans, $27.0 million of loans to individuals, and $10.3 million of commercial loans. Oil and gas industry loans totaled 1.10% of the loan portfolio at September 30, 2017, compared to 1.09% at December 31, 2016.
Nonperforming assets decreased during the nine months ended September 30, 2017 by $6.0 million, or 39.6%, to $9.1 million, or 0.17% of total assets, compared to 0.27% of total assets at December 31, 2016, due to the payoff of several nonaccrual commercial loans during the three months ended June 30, 2017.
During the nine months ended September 30, 2017, the allowance for loan losses increased by $2.0 million, or 10.9%, to $19.9 million, or 0.74% of total loans, compared to 0.70% of total loans at December 31, 2016, primarily due to loan growth.
For the nine months ended September 30, 2017, deposits, net of brokered deposits, decreased $10.2 million, or 0.3%, compared to December 31, 2016. During this same nine-month period, total deposits increased $31.1 million, or 0.9%, to $3.56 billion at September 30, 2017, due to an increase of $41.3 million in brokered deposits and $58.3 million in non-public fund deposits, partially offset by a decrease in public fund deposits of $68.5 million. For the nine months ended September 30, 2017, the mix of non-interest bearing and interest bearing deposits changed. Noninterest bearing deposits increased $77.7 million and interest bearing deposits decreased $46.6 million.

Net Interest Income for the Three Months Ended September 30, 2017
Net interest income increased $1.0 million, or 3.0%, to $35.0 million for the three months ended September 30, 2017, compared to $33.9 million for the same period in 2016. The increase in net interest income was the result of a $5.3 million increase in interest income on loans and the securities portfolio, partially offset by the increase in interest expense of $4.3 million associated with our deposits and other interest bearing liabilities, compared to the same period in 2016. For the three months ended September 30, 2017, our net interest spread decreased to 2.82%, compared to 3.06% for the same period in 2016. Our net interest margin decreased to 3.02% for the three months ended September 30, 2017, compared to 3.19% for the same period in 2016. Both the decrease in net interest spread and margin was due to higher average rates paid on interest bearing liabilities, partially offset by the increase in the average yield on earning assets. The increase in average rates paid on interest bearing liabilities was primarily due to overall higher interest rates during 2017 and the remaining purchase accretion on the certificate of deposit premium amortizing during the third quarter of 2016. The increase in the average yield on earning assets during the three months ended September 30, 2017 was the result of increases in the average yields on most of the earning asset categories partially offset by the mix in earning assets and the decrease in purchase accounting accretion on loans. The net interest spread and margin on a linked quarter basis decreased from 2.89% and 3.07%, respectively, for the three months ended June 30, 2017, to 2.82% and 3.02%, respectively, for the three months ended September 30, 2017.
Net Interest Income for the Nine Months Ended September 30, 2017
Net interest income increased $740,000, or 0.7%, to $105.7 million for the nine months ended September 30, 2017, compared to $104.9 million for the same period in 2016. The increase in net interest income was the result of a $12.1 million increase in interest income on loans and the securities portfolio, partially offset by the increase in interest expense of $11.4 million associated with our deposits and other interest bearing liabilities, compared to the same period in 2016. For the nine months ended September 30, 2017, our net interest spread decreased to 2.88%, compared to 3.23% for the same period in 2016. Our net interest margin decreased to 3.06% for the nine months ended September 30, 2017, compared to 3.35% for the same period in 2016. Both the decrease in net interest spread and margin was due to higher average rates paid on interest bearing liabilities along with a decrease in the average yield on earning assets. The increase in average rates paid on interest bearing liabilities was primarily due to overall higher interest rates during 2017 and the remaining purchase accretion on the certificate of deposit premium amortizing during the third quarter of 2016. The decrease in the average yield on earning assets was the result of the mix in earning assets, a decrease in the average yields on investment securities combined with a decrease in purchase accounting accretion on loans and the effect on the average yield on loans in 2016 of the $1.3 million recovery of interest income on the payoff of a long-term nonaccrual loan during the first quarter of 2016, partially offset by the increase in average yield on mortgage-backed and related securities, FHLB stock, at cost and other investments and interest earning deposits.
Net Income for the Three Months Ended September 30, 2017
Net income increased $1.6 million, or 12.8%, for the three months ended September 30, 2017, to $14.5 million compared to the same period in 2016. The increase was primarily the result of a $5.3 million increase in interest income, a $3.4 million decrease in noninterest expense, and a $0.7 million decrease in provision for loan losses, partially offset by a $4.3 million increase in interest expense, a $2.3 million decrease in noninterest income, and a $1.1 million increase in income tax expense.
Noninterest income decreased $2.3 million, or 19.8%, for the three months ended September 30, 2017, compared to the same period in 2016, due primarily to a decrease in the net gain on sale of securities available for sale, a decrease in gain on sale of loans, and a decrease in other noninterest income.
Noninterest expense decreased $3.4 million, or 12.0%, for the three months ended September 30, 2017, compared to the same period in 2016, primarily due to reductions in occupancy expense of $1.6 million, salary and employee benefit expense of $0.8 million, and other noninterest expense of $0.8 million. During the third quarter of 2016, we incurred $1.8 million in occupancy expense due to the early termination of a lease that included the write-off of the associated leasehold improvements. Salary and employee benefits decreased due to reductions in direct salary expense and retirement expense. Other noninterest expense decreased primarily due to decreases in the provision expense for losses on loans sold with recourse and expense related to repossessed assets, partially offset by $0.4 million in acquisition expense related to the proposed merger with Diboll.

Net Income for the Nine Months Ended September 30, 2017
Net income increased $6.2 million, or 16.4%, for the nine months ended September 30, 2017, to $44.0 million compared to the same period in 2016. The increase was primarily the result of a $12.1 million increase in interest income, a $7.2 million decrease in noninterest expense, and a $4.3 million decrease in provision for loan losses, partially offset by an $11.4 million increase in interest expense, a $4.3 million decrease in noninterest income, and a $1.8 million increase in income tax expense. Noninterest income decreased $4.3 million, or 13.2%, for the nine months ended September 30, 2017 compared to the same period in 2016, due to a decrease in net gain on sale of securities available for sale and a decrease in gain on sale of loans, partially offset by increases in other noninterest income.
Noninterest expense decreased $7.2 million, or 8.7%, for the nine months ended September 30, 2017, compared to the same period in 2016. The decrease is primarily attributable to a reduction in salaries and employee benefits of $2.6 million, occupancy expense of $2.2 million, professional fees of $1.0 million, and other noninterest expense of $1.1 million. The decrease in salaries and employee benefits is primarily due to a one-time expense of $1.7 million related to the acceptance of early retirement packages of 16 employees during the nine months ended September 30, 2016. The decrease in occupancy expense is due to the early termination of a lease during the third quarter of 2016 and lower rent expense in 2017. Professional fees decreased due to less consulting fees associated with cost containment and process improvement efforts initiated in January 2016. Other noninterest expense decreased primarily due to a reduction in the provision expense for losses on unfunded loan commitments and loans sold with recourse, losses on other real estate owned, repossessed assets expense, and amortization expense on core deposit intangibles, partially offset by acquisition expense of $0.9 million related to the proposed merger with Diboll.

Conference Call
Southside's management team will host a conference call to discuss its third quarter 2017 financial results on Friday, October 27, 2017 at 9:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 92812124 or by identifying “Southside Bancshares, Inc., Third Quarter 2017 Earnings Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 p.m. CDT October 27, 2017 through November 7, 2017 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: (i) tax-equivalent net interest income, (ii) tax-equivalent net interest margin, (iii) tax-equivalent net interest spread, and (iv) tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.  Tax-equivalent adjustments are reported in notes 2 and 3 to the “Average Balances with Average Yields and Rates” tables below.
Tax-equivalent net interest income, net interest margin and net interest spread. Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Tax-equivalent efficiency ratio.  The efficiency ratio, calculated on a tax-equivalent basis, is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.48 billion in assets as of September 30, 2017, that owns 100% of Southside Bank.  Southside Bank currently has 57 banking centers in Texas and operates a network of 71 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, pending acquisitions, and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$57,947	$56,033	$54,345	$59,363	$54,255
Interest earning deposits	120,996	175,039	185,289	102,251	144,833
Federal funds sold	5,570	4,760	7,360	8,040	—
Securities available for sale, at estimated fair value	1,292,072	1,397,811	1,444,043	1,479,600	1,622,128
Securities held to maturity, at carrying value	909,844	925,538	929,793	937,487	775,682
Federal Home Loan Bank stock, at cost	61,845	61,561	61,305	61,084	51,901
Loans held for sale	2,177	3,036	5,303	7,641	5,301
Loans	2,682,766	2,610,198	2,538,918	2,556,537	2,483,641
Less: Allowance for loan losses	(19,871)	(19,241)	(18,485)	(17,911)	(15,993)
Net loans	2,662,895	2,590,957	2,520,433	2,538,626	2,467,648
Premises & equipment, net	107,099	105,938	105,327	106,003	106,777
Goodwill	91,520	91,520	91,520	91,520	91,520
Other intangible assets, net	3,379	3,767	4,177	4,608	5,060
Bank owned life insurance	99,616	99,011	98,377	97,775	97,002
Other assets	69,470	63,511	148,977	69,769	42,796
Total assets	$5,484,430	$5,578,482	$5,656,249	$5,563,767	$5,464,903

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$781,701	$757,353	$753,224	$704,013	$747,270
Interest bearing deposits	2,782,474	2,866,720	2,952,072	2,829,063	2,834,117
Total deposits	3,564,175	3,624,073	3,705,296	3,533,076	3,581,387
Short-term obligations	999,583	1,024,257	960,730	873,615	720,634
Long-term obligations	310,505	320,658	411,310	601,464	621,640
Other liabilities	54,144	62,429	47,447	37,338	68,682
Total liabilities	4,928,407	5,031,417	5,124,783	5,045,493	4,992,343
Shareholders' equity	556,023	547,065	531,466	518,274	472,560
Total liabilities and shareholders' equity	$5,484,430	$5,578,482	$5,656,249	$5,563,767	$5,464,903

	At or For the Three Months Ended
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Income Statement:
Total interest income	$46,473	$46,009	$44,888	$43,680	$41,132
Total interest expense	11,513	10,585	9,608	9,039	7,202
Net interest income	34,960	35,424	35,280	34,641	33,930
Provision for loan losses	960	1,346	1,098	2,065	1,631
Net interest income after provision for loan losses	34,000	34,078	34,182	32,576	32,299
Noninterest income
Deposit services	5,476	5,255	5,114	5,183	5,335
Net gain (loss) on sale of securities available for sale	627	(75)	322	(2,676)	2,343
Gain on sale of loans	347	505	701	461	818
Trust income	873	899	890	900	867
Bank owned life insurance income	636	635	634	649	656
Brokerage services	561	682	547	466	551
Other	888	1,392	1,465	1,730	1,162
Total noninterest income	9,408	9,293	9,673	6,713	11,732
Noninterest expense
Salaries and employee benefits	14,395	14,915	15,919	16,194	15,203
Occupancy expense	2,981	2,897	2,863	2,825	4,569
Advertising, travel & entertainment	487	548	583	648	588
ATM and debit card expense	1,024	889	927	820	868
Professional fees	996	1,050	939	982	1,148
Software and data processing expense	732	688	725	687	736
Telephone and communications	459	476	526	572	407
FDIC insurance	441	445	441	215	643
Other	3,492	3,629	2,935	2,934	4,263
Total noninterest expense	25,007	25,537	25,858	25,877	28,425
Income before income tax expense	18,401	17,834	17,997	13,412	15,606
Income tax expense	3,890	3,353	3,008	1,839	2,741
Net income	$14,511	$14,481	$14,989	$11,573	$12,865

Common share data:
Weighted-average basic shares outstanding	29,370	29,318	29,288	27,542	26,923
Weighted-average diluted shares outstanding	29,570	29,519	29,504	27,731	27,080
Shares outstanding end of period	29,433	29,344	29,306	29,261	26,939
Net income per common share
Basic	$0.49	$0.49	$0.51	$0.42	$0.48
Diluted	0.49	0.49	0.51	0.42	0.48
Book value per common share	18.89	18.64	18.14	17.71	17.54
Cash dividend paid per common share	0.28	0.28	0.25	0.30	0.24

Selected Performance Ratios:
Return on average assets	1.03%	1.04%	1.08%	0.83%	0.98%
Return on average shareholders’ equity	10.38	10.70	11.57	9.56	10.78
Average yield on earning assets (1)	3.90	3.88	3.82	3.73	3.78
Average rate on interest bearing liabilities	1.08	0.99	0.89	0.83	0.72
Net interest spread (tax-equivalent basis) (1)	2.82	2.89	2.93	2.90	3.06
Net interest margin (tax-equivalent basis) (1)	3.02	3.07	3.08	3.03	3.19
Average earning assets to average interest bearing liabilities	123.32	121.57	120.04	119.88	120.40
Noninterest expense to average total assets	1.77	1.83	1.87	1.85	2.17
Efficiency ratio (tax-equivalent basis) (1)	49.99	50.26	51.60	52.00	53.88

(1)	See “Non-GAAP Financial Measures.”

	At or For the Nine Months Ended
	September 30,
	2017	2016
Income Statement:
Total interest income	$137,370	$125,233
Total interest expense	31,706	20,309
Net interest income	105,664	104,924
Provision for loan losses	3,404	7,715
Net interest income after provision for loan losses	102,260	97,209
Noninterest income
Deposit services	15,845	15,519
Net gain on sale of securities available for sale	874	5,512
Gain on sale of loans	1,553	2,334
Trust income	2,662	2,591
Bank owned life insurance income	1,905	1,977
Brokerage services	1,790	1,661
Other	3,745	3,104
Total noninterest income	28,374	32,698
Noninterest expense
Salaries and employee benefits	45,229	47,784
Occupancy expense	8,741	10,897
Advertising, travel & entertainment	1,618	1,995
ATM and debit card expense	2,840	2,316
Professional fees	2,985	3,964
Software and data processing expense	2,145	2,224
Telephone and communications	1,461	1,359
FDIC insurance	1,327	1,926
Other	10,056	11,180
Total noninterest expense	76,402	83,645
Income before income tax expense	54,232	46,262
Income tax expense	10,251	8,486
Net income	$43,981	$37,776

Common share data:
Weighted-average basic shares outstanding	29,326	26,976
Weighted-average diluted shares outstanding	29,531	27,091
Net income per common share
Basic	$1.50	$1.40
Diluted	1.49	1.39
Book value per common share	18.89	17.54
Cash dividend paid per common share	0.81	0.71

Selected Performance Ratios:
Return on average assets	1.05%	0.98%
Return on average shareholders’ equity	10.87	10.87
Average yield on earning assets (1)	3.87	3.92
Average yield on interest bearing liabilities	0.99	0.69
Net interest spread (tax-equivalent basis) (1)	2.88	3.23
Net interest margin (tax-equivalent basis) (1)	3.06	3.35
Average earning assets to average interest bearing liabilities	121.64	120.08
Noninterest expense to average total assets	1.83	2.18
Efficiency ratio (tax-equivalent basis) (1)	50.62	54.78

(1)	See “Non-GAAP Financial Measures.”

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Nonperforming assets:	$9,119	$9,165	$14,079	$15,105	$16,008
Nonaccrual loans (1)	3,095	3,034	7,261	8,280	8,536
Accruing loans past due more than 90 days (1)	—	—	1	6	1
Restructured loans (2)	5,725	5,884	6,424	6,431	7,193
Other real estate owned	298	233	367	339	237
Repossessed assets	1	14	26	49	41

Asset Quality Ratios:
Nonaccruing loans to total loans	0.12%	0.12%	0.29%	0.32%	0.34%
Allowance for loan losses to nonaccruing loans	642.04	634.18	254.58	216.32	187.36
Allowance for loan losses to nonperforming assets	217.91	209.94	131.29	118.58	99.91
Allowance for loan losses to total loans	0.74	0.74	0.73	0.70	0.64
Nonperforming assets to total assets	0.17	0.16	0.25	0.27	0.29
Net charge-offs to average loans	0.05	0.09	0.08	0.02	0.09

Capital Ratios:
Shareholders’ equity to total assets	10.14	9.81	9.40	9.32	8.65
Average shareholders’ equity to average total assets	9.91	9.72	9.36	8.66	9.10

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $3.0 million, $3.0 million, $3.0 million, $3.1 million, and $3.2 million in PCI loans restructured as of September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Real Estate Loans:
Construction	$420,497	$386,853	$362,367	$380,175	$466,323
1-4 Family Residential	609,159	615,405	622,881	637,239	644,746
Commercial	1,073,646	1,033,629	974,307	945,978	759,795
Commercial Loans	166,919	172,311	176,908	177,265	191,154
Municipal Loans	322,286	305,023	297,417	298,583	293,949
Loans to Individuals	90,259	96,977	105,038	117,297	127,674
Total Loans	$2,682,766	$2,610,198	$2,538,918	$2,556,537	$2,483,641

The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands) for the periods presented.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	September 30, 2017			June 30, 2017
	Avg Balance	Interest Income	Avg Yield/Rate	Avg Balance	Interest Income	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,657,562	$30,378	4.54%	$2,557,093	$29,080	4.56%
Loans held for sale	5,060	47	3.69%	5,914	60	4.07%
Securities:
Investment securities (taxable) (4)	11,085	58	2.08%	58,168	267	1.84%
Investment securities (tax-exempt) (3) (4)	758,828	9,214	4.82%	749,259	9,386	5.02%
Mortgage-backed and related securities (4)	1,550,494	10,567	2.70%	1,594,269	10,818	2.72%
Total securities	2,320,407	19,839	3.39%	2,401,696	20,471	3.42%
FHLB stock, at cost, and other investments	66,994	329	1.95%	66,744	299	1.80%
Interest earning deposits	144,700	506	1.39%	156,124	364	0.94%
Federal funds sold	4,626	21	1.80%	5,326	14	1.05%
Total earning assets	5,199,349	51,120	3.90%	5,192,897	50,288	3.88%
Cash and due from banks	53,220			50,961
Accrued interest and other assets	360,073			358,041
Less: Allowance for loan losses	(19,556)			(18,495)
Total assets	$5,593,086			$5,583,404
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$260,860	117	0.18%	$262,009	121	0.19%
Time deposits	988,380	2,878	1.16%	1,014,101	2,723	1.08%
Interest bearing demand deposits	1,562,993	2,425	0.62%	1,616,036	2,294	0.57%
Total interest bearing deposits	2,812,233	5,420	0.76%	2,892,146	5,138	0.71%
Short-term interest bearing liabilities	1,095,968	3,382	1.22%	1,010,484	2,480	0.98%
Long-term interest bearing liabilities – FHLB Dallas	149,512	778	2.06%	210,416	1,075	2.05%
Subordinated notes (5)	98,190	1,413	5.71%	98,151	1,398	5.71%
Long-term debt (6)	60,239	520	3.42%	60,238	494	3.29%
Total interest bearing liabilities	4,216,142	11,513	1.08%	4,271,435	10,585	0.99%
Noninterest bearing deposits	773,739			729,564
Accrued expenses and other liabilities	48,682			39,819
Total liabilities	5,038,563			5,040,818
Shareholders’ equity	554,523			542,586
Total liabilities and shareholders’ equity	$5,593,086			$5,583,404
Net interest income (tax-equivalent basis) (7)		$39,607			$39,703
Net interest margin on average earning assets (tax-equivalent basis) (7)			3.02%			3.07%
Net interest spread (tax-equivalent basis) (7)			2.82%			2.89%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,103 and $1,050 for the three months ended September 30, 2017 and June 30, 2017, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,544 and $3,229 for the three months ended September 30, 2017 and June 30, 2017, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.8 million for both the three months ended September 30, 2017 and June 30, 2017.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended September 30, 2017 and June 30, 2017 reflect unamortized debt issuance costs of $72,000 and $73,000, respectively.

(7)	See “Non-GAAP Financial Measures.”

Note: As of September 30, 2017 and June 30, 2017, loans totaling $3,095 and $3,034, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	March 31, 2017			December 31, 2016
	Avg Balance	Interest Income	Avg Yield/Rate	Avg Balance	Interest Income	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,549,230	$28,241	4.49%	$2,512,820	$27,835	4.41%
Loans held for sale	7,023	48	2.77%	4,845	36	2.96%
Securities:
Investment securities (taxable) (4)	86,511	377	1.77%	115,057	485	1.68%
Investment securities (tax-exempt) (3) (4)	779,772	9,929	5.16%	812,771	10,352	5.07%
Mortgage-backed and related securities (4)	1,570,510	10,045	2.59%	1,520,045	9,294	2.43%
Total securities	2,436,793	20,351	3.39%	2,447,873	20,131	3.27%
FHLB stock, at cost, and other investments	66,547	298	1.82%	62,087	210	1.35%
Interest earning deposits	162,235	346	0.86%	134,786	165	0.49%
Federal funds sold	7,217	14	0.79%	2,972	5	0.67%
Total earning assets	5,229,045	49,298	3.82%	5,165,383	48,382	3.73%
Cash and due from banks	53,528			52,415
Accrued interest and other assets	350,729			359,217
Less: Allowance for loan losses	(18,130)			(16,467)
Total assets	$5,615,172			$5,560,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$252,744	92	0.15%	$250,706	76	0.12%
Time deposits	927,610	2,227	0.97%	926,021	2,261	0.97%
Interest bearing demand deposits	1,707,996	1,962	0.47%	1,646,535	1,543	0.37%
Total interest bearing deposits	2,888,350	4,281	0.60%	2,823,262	3,880	0.55%
Short-term interest bearing liabilities	1,007,546	2,065	0.83%	869,398	1,428	0.65%
Long-term interest bearing liabilities – FHLB Dallas	301,775	1,402	1.88%	457,754	1,837	1.60%
Subordinated notes (5)	98,117	1,393	5.76%	98,011	1,439	5.84%
Long-term debt (6)	60,237	467	3.14%	60,235	455	3.01%
Total interest bearing liabilities	4,356,025	9,608	0.89%	4,308,660	9,039	0.83%
Noninterest bearing deposits	693,729			717,599
Accrued expenses and other liabilities	39,960			52,714
Total liabilities	5,089,714			5,078,973
Shareholders’ equity	525,458			481,575
Total liabilities and shareholders’ equity	$5,615,172			$5,560,548
Net interest income (tax-equivalent basis) (7)		$39,690			$39,343
Net interest margin on average earning assets (tax-equivalent basis) (7)			3.08%			3.03%
Net interest spread (tax-equivalent basis) (7)			2.93%			2.90%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,035 and $1,045 for the three months ended March 31, 2017 and December 31, 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,375 and $3,657 for the three months ended March 31, 2017 and December 31, 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.9 million and $2.0 million for the three months ended March 31, 2017 and December 31, 2016, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended March 31, 2017 and December 31, 2016 reflect unamortized debt issuance costs of $74,000 and $76,000, respectively.

(7)	See “Non-GAAP Financial Measures.”

Note: As of March 31, 2017 and December 31, 2016, loans totaling $7,261 and $8,280, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	September 30, 2016
	Avg Balance	Interest Income	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,436,349	$26,750	4.37%
Loans held for sale	6,718	54	3.20%
Securities:
Investment securities (taxable) (4)	61,238	251	1.63%
Investment securities (tax-exempt) (3) (4)	690,635	8,911	5.13%
Mortgage-backed and related securities (4)	1,492,271	9,399	2.51%
Total securities	2,244,144	18,561	3.29%
FHLB stock, at cost, and other investments	54,085	186	1.37%
Interest earning deposits	57,598	89	0.61%
Total earning assets	4,798,894	45,640	3.78%
Cash and due from banks	49,418
Accrued interest and other assets	385,917
Less: Allowance for loan losses	(14,989)
Total assets	$5,219,240
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$248,364	71	0.11%
Time deposits	949,019	2,073	0.87%
Interest bearing demand deposits	1,634,898	1,460	0.36%
Total interest bearing deposits	2,832,281	3,604	0.51%
Short-term interest bearing liabilities	608,130	1,122	0.73%
Long-term interest bearing liabilities – FHLB Dallas	472,470	1,857	1.56%
Subordinated notes (5)	12,823	189	5.86%
Long-term debt (6)	60,234	430	2.84%
Total interest bearing liabilities	3,985,938	7,202	0.72%
Noninterest bearing deposits	702,539
Accrued expenses and other liabilities	55,783
Total liabilities	4,744,260
Shareholders’ equity	474,980
Total liabilities and shareholders’ equity	$5,219,240
Net interest income (tax-equivalent basis) (7)		$38,438
Net interest margin on average earning assets (tax-equivalent basis) (7)			3.19%
Net interest spread (tax-equivalent basis) (7)			3.06%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,064 for the three months ended September 30, 2016. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustment of $3,444 for the three months ended September 30, 2016. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $220,000 for the three months ended September 30, 2016.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended September 30, 2016 reflects unamortized debt issuance costs of $77,000.

(7)	See “Non-GAAP Financial Measures.”

Note: As of September 30, 2016, loans totaling $8,536 were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Nine Months Ended
	September 30, 2017			September 30, 2016
	Avg Balance	Interest Income	Avg Yield/Rate	Avg Balance	Interest Income	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,588,358	$87,699	4.53%	$2,432,652	$82,818	4.55%
Loans held for sale	5,992	155	3.46%	5,100	126	3.30%
Securities:
Investment securities (taxable) (4)	51,645	702	1.82%	41,708	572	1.83%
Investment securities (tax-exempt) (3) (4)	762,543	28,529	5.00%	661,430	26,041	5.26%
Mortgage-backed and related securities (4)	1,571,685	31,430	2.67%	1,465,923	28,156	2.57%
Total securities	2,385,873	60,661	3.40%	2,169,061	54,769	3.37%
FHLB stock, at cost, and other investments	66,763	926	1.85%	54,051	588	1.45%
Interest earning deposits	154,289	1,216	1.05%	55,378	220	0.53%
Federal funds sold	5,713	49	1.15%	—	—	—
Total earning assets	5,206,988	150,706	3.87%	4,716,242	138,521	3.92%
Cash and due from banks	52,568			50,738
Accrued interest and other assets	356,212			378,000
Less: Allowance for loan losses	(18,732)			(19,136)
Total assets	$5,597,036			$5,125,844
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$258,568	330	0.17%	$242,852	204	0.11%
Time deposits	976,919	7,828	1.07%	946,986	5,723	0.81%
Interest bearing demand deposits	1,628,477	6,681	0.55%	1,693,135	4,448	0.35%
Total interest bearing deposits	2,863,964	14,839	0.69%	2,882,973	10,375	0.48%
Short-term interest bearing liabilities	1,038,326	7,927	1.02%	469,831	2,724	0.77%
Long-term interest bearing liabilities – FHLB Dallas	220,007	3,255	1.98%	510,392	5,770	1.51%
Subordinated notes (5)	98,153	4,204	5.73%	4,305	189	5.86%
Long-term debt (6)	60,238	1,481	3.29%	60,233	1,251	2.77%
Total interest bearing liabilities	4,280,688	31,706	0.99%	3,927,734	20,309	0.69%
Noninterest bearing deposits	732,637			685,982
Accrued expenses and other liabilities	42,749			48,120
Total liabilities	5,056,074			4,661,836
Shareholders’ equity	540,962			464,008
Total liabilities and shareholders’ equity	$5,597,036			$5,125,844
Net interest income (tax-equivalent basis) (7)		$119,000			$118,212
Net interest margin on average earning assets (tax-equivalent basis) (7)			3.06%			3.35%
Net interest spread (tax-equivalent basis) (7)			2.88%			3.23%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $3,188 and $3,206 for the nine months ended September 30, 2017 and 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $10,148 and $10,082 for the nine months ended September 30, 2017 and 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.8 million and $74,000 for the nine months ended September 30, 2017 and 2016, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the nine months ended September 30, 2017 and 2016 reflect unamortized debt issuance costs of $73,000 and $78,000, respectively.

(7)	See “Non-GAAP Financial Measures.”

Note: As of September 30, 2017 and 2016, loans totaling $3,095 and $8,536, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.